Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 5, 2024, with respect to the consolidated financial statements of Flogistix, LP contained in the Registration Statement of Flowco Holdings Inc. on Form S-1 (File No. 333-283663) filed on December 6, 2024 and related Final Prospectus filed on January 15, 2025, which are incorporated by reference in this Registration Statement of Flowco Holdings Inc. on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

January 17, 2025